                                                                  Exhibit 10(HH)

                                     LEASE

                                    BETWEEN

                        PHOENIX CITY SQUARE PARTNERSHIP

                                      AND

                    ROBERT W. EDWARDS AND DENISE A EDWARDS,
                   as husband and wife, jointly and severally


                              DATE: MARCH 18, 1996

                              PHOENIX CITY SQUARE
                                PHOENIX, ARIZONA



This lease shall not be treated as an offer to lease but merely as a Lease for review purposes. This Lease shall not be valid or binding unless and until accepted by Lessor in writing and a fully executed copy is delivered to all parties hereto. This lease is subject to withdrawal or modification by Lessor at any time. Lessor reserves the right to offer the premises simultaneously to other third parties, therefore, the premises may be subject to prior leasing.

                              PHOENIX CITY SQUARE

                                     LEASE

                               Table of Contents



Section                                                                Page


     1.        Premises                                                 1
     2.        Term and Completion of Improvements                      1
     3.        Rental                                                   1
     4.        Security Deposit                                         3
     5.        Use; Compliance with Laws                                3
     6.        Insurance                                                3
     7.        Lessee's Acceptance                                      5
     8.        Repairs                                                  5
     9.        Notice of Damage                                         5
    10.        Inspections                                              5
    11.        Common Areas                                             5
    12.        Default                                                  6
    13.        Remedies                                                 6
    14.        Security Interest                                        7
    15.        Nonliability                                             7
    16.        Liability                                                8
    17.        No Estate                                                8
    18.        Services                                                 8
    19.        Assignment and Subletting                                9
    20.        Destruction or Damage                                   10
    21.        Condemnation and Eminent Domain                         10
    22.        Alterations and Improvements                            10
    23.        Attorney's Fees                                         10
    24.        Entire Agreement                                        10
    25.        Time of Essence                                         11
    26.        Rules and Regulations                                   11
    27.        Surrender of Premises                                   11
    28.        Notices                                                 11
    29.        Broker                                                  12
    30.        Affirmative Waivers                                     12
    31.        Terms                                                   12
    32.        Controlling Law and Severability                        12
    33.        Submission of Lease                                     12
    34.        Relocation of Lessee                                    12
    35.        Special Stipulations                                    13
    36.        Subordination and Attornment                            13




37.        Estoppel Certificate and Financial Information          13
38.        Parking                                                 13
39.        Tax Status                                              14

           Exhibit A--Floor Plan
           Exhibit B--Work Schedule Agreement
           Exhibit C--Rules and Regulations
           Exhibit D--Special Stipulations
           Exhibit E--Acceptance of Premises



                              PHOENIX CITY SQUARE

                                     LEASE

     THIS LEASE (this "Lease") , made this 14th day of March, 1996, by and between PHOENIX CITY SQUARE PARTNERSHIP, a New York general partnership, with offices at 225 Liberty Street, World Financial Center, South Tower, 12th Floor, New York, New York 10080-6112 ("Lessor") and ROBERT W. EDWARDS AND DENISE A. EDWARDS, as husband and wife, jointly and severally, whose principal place of business is 3800 North Central Avenue, Suite B-1, Phoenix, Arizona ("Lessee").

     1. PREMISES: Lessor, for and in consideration of the rents, covenants, agreements and stipulations herein contained to be paid, kept and performed by Lessee, has leased and rented, and by these presents does lease and rent, unto Lessee and Lessee hereby leases, upon the terms and conditions set forth herein, office suite number B-1 (the "Premises") being located on the ground floor(s) of that certain office building (the "Building") situated on that certain tract of land (the "Land") located at 3800 North Central Avenue, Phoenix, Arizona 85012. The Premises is more particularly shown on the floor plan annexed hereto as Exhibit "A" and by this reference made a part hereof. The rentable area of the Premises is deemed to be approximately 3, 598 square feet.

    2. TERM AND COMPLETION OF IMPROVEMENTS: (a) The term of this Lease shall be for four (4) years, two (2) months and eighteen (18) days from and after the date (the "Commencement Date") which is the earlier of March 14, 1996, or the date that Lessor tenders possession of the possession of the Premises of Lessee ready for occupancy in accordance with the requirements of the Work Schedule Agreement, as set forth in Exhibit "B" attached hereto and made part hereof, and shall end on May 31, 2000 (the "Expiration Date") unless extended pursuant to the following paragraph or unless sooner terminated as hereinafter set forth.

    (b) Lessor shall proceed with due diligence to complete the initial improvements to the Premises as set forth in the Work Schedule Agreement and deliver same Lessee on or before__________________. In the event completion of the initial improvements shall be delayed due to any act or omission of Lessee or any of its employees, agents or contractors, the Premises shall be deemed ready for occupancy on the date when the Premises would have been substantially completed but for such act or omission. In the event of the Premises are not completed by____________________, for any other reason, the Expiration Date shall be extended by the number of days between said date and the date of completion. Within thirty (30) days after the Commencement Date, Lessee will execute and deliver to Lessor an Acceptance of the Premises, a form of which is attached as Exhibit E hereto. Lessee hereby waives any claim for damages due to Lessor's failure to Lessor's failure to deliver the Premises as of a particular date.

     (c ) Except for the improvements described in the Work Schedule Agreement, Lessee hereby agrees to accept the Premises in its "as is" condition and acknowledges that the Premises are suitable for Lessee's intended use and occupancy.

     3. RENTAL: (a) Lessee shall and hereby agrees to pay to Lessor in advance, without demand, deduction or set off , an annual rental of See Page 1a and ___________ Dollars ("Base Rental") payment payable in equal monthly installments of ________________ and __________Dollars on the first day of each month commencing on the Commencement Date. If the Commencement Date occurs on a day other than the first day of a calendar month, Base Rental for such partial calendar month shall be prorated on a per diem basis (calculated on the basis of a thirty day month ) and shall be paid on the first day of the first month following the Commencement Date. Base Rental and


                                RENTAL SCHEDULE


     1. Rental Schedule: Base Rental for the leased Premises shall be made in monthly installments, plus applicable tax, payable as set forth in Article 3 herein:
                Months                                   Monthly Rent

         03/14/96 - 05/31/97                                $3,598.00
         06/01/97 - 05/31/98                                $3,897.00
         06/01/98 - 05/31/99                                $4,197.00
         06/01/99 - 05/31/00                                $4,497.00


"Additional Rental" (as hereinafter defined) for any other fractional month shall be prorated in the same manner. Base Rental and Additional Rental are herein collectively called "Rental".

  (b) The Base Rental stated herein shall be increased for the 12 month period beginning each January 1 by an amount equal to the percentage increase in the CPI Index. The percentage increases in the CPI Index shall be determined by subtracting from the CPI Index for the December immediately proceeding the January in which such increases is to be made, the CPI Index for the month in which this Lease was executed (the "Base Year CPI Index") and by dividing the result by the Base CPI Index. The "CPI Index shall mean the United States Bureau of Labor Statistics, Revised Consumer Price Index (1997 = 100) - U.S. City Average for all Urban Consumers, all items. In the event the publication of the CPI Index is hereafter discontinued or substantially revised, Lessor shall designate a comparable index to be used in lieu there of. Lessor shall notify Lessee in writing of the new annual and monthly

     Base Rental amount at least thirty (30) days prior to the date on which the increase in Base Rental becomes effective. If no event shall the Base Rental be reduced as a result of changes in the CPI Index. The following is an example of how the increase in Base Rental should be calculated



A tenant leased 5,000 square feet of space at an initial Base Rental of $20/ square foot ($100,000). Assume a Base Year CPI Index of 324.3 and a CPI Index of
354.4 for December, 1986. The Base Rental effective January 1, 1987 would be calculated as follows.

                                $100,000 x [1 / (354.4     324.3)]   =  $109,281
                                                         324.3

       (c) Lessee shall pay to Lessor, as "Additional Rental", for each square foot of rentable area in the Premises, the amount by which Operating Costs (as hereinafter defined) per square foot for each square foot for the Building exceeds $_____(the actual Operating Costs for calendar year 1995) per rentable square foot for the Building (such excess is hereafter referred to as "Excess Operating Costs"). For purposes of this provision "Operating Costs" shall mean the aggregate annual calendar year cost per square foot for the Building and the Land of the following items for each square foot in the Building (i ) through
(ix): (i) maintenance and repair, including without limitation capital improvements which are primarily for the purpose of reducing operating costs or which may be required by governmental authority, of the Building, the Land and all equipment maintained therein, including, without limitation, garbage receptacles: (ii) janitorial services, supplies and expenses; (iii) utilities;
(iv) garbage and rubbish removal; (v) security services; (vi) insurance; (vii) real estate taxes; (viii) advertising and promotion fees; and (ix) management fees. At the beginning of each calendar year during the term of this Lease, or at such other time or times as Lessor shall require including at the commencement of term of the Lease (in the event such commencement of the term of the Lease (in the event such commencement shall be at other than the beginning of a calendar year) , Lessor shall estimate the amount of Lessee's share of Excess Operating Costs for such complete or partial calendar year and shall notify Lessee of such amount. Lessee shall pay to Lessor such estimated share monthly installments with Lessee's payment of Base Rental. As soon as is practical after the end of each calendar year, Lessor shall notify Lessee of the actual Excess Operating Costs for the prior year. Lessee shall pay any deficiencies due to Lessor within thirty (30) days of such notice. Any surplus payments shall be credited to payments of estimated operating expenses for the current year or, upon the expiration of the term of this Lease, shall be refunded to Lessee.


     (d) In addition to the foregoing, Lessee shall also pay, with each payment of the foregoing sums, as additional rent, any and all sales or use taxes assessed or levied upon Lessor with respect to the rentals paid hereunder, as well as all taxes assessed or imposed upon Lessor's gross receipts or gross income from leasing the Premises to Lessee, including without limitation the transaction privilege tax, education exercise tax of Arizona, any tax imposed by the City of Phoenix, as well as any similar or excise tax imposed by any other governmental body and any taxes assessed or imposed in lieu of, or in substitute of, any of the foregoing taxes.

     (e) Lessee shall pay promptly when due all license, franchise, and other fees or charges imposed on the business conducted by Lessee at the Premises and shall pay all taxes levied or assessed upon Lessee's personal property located at the Premises or upon improvements (whether personality or realty) to the Premises made by Lessee or by Lessor at Lessee's request. If some of the improvements that Lessee is to pay taxes on are jointly assessed or taxed with Lessor's improvements on the Building, Lessor shall determine that portion of the taxes attributable to the improvements for which Lessee is responsible. Following Lessor's determination, Lessor shall notify Lessee in writing and Lessee shall pay Lessee's portion to Lessor on or before the date specified in Lessor's notice. Within five (5) days of Lessor's request, Lessee agrees to deliver to Lessor receipted tax bills showing payment of all required to be paid by Lessee hereunder. If Lessee fails to pay, either thirty (30) days prior to delinquency, or, if applicable, when specified in Lessor's notice, any taxes described above that are or may become a lien against the Premises, Lessor shall have the right, but not the obligation, to pay such taxes, together with associated fines, penalties and interest, Lessee agrees to immediately reimburse to Lessor, as Additional Rental, the amount paid by Lessor, with interest from the date of Lessor's payment of same rate of 18% per annum.


          (f) In the event any payment of Base Rental and /or Additional Rental is not paid promptly when due as set forth in
              Section 3 (a) hereof, there shall be imposed upon Lessee a late charge in amount equal to five percent (5%) of the amount of Base Rental and/or Additional Rental then due for each day that such payment is past due which shall be immediately due and payable.



          4. SECURITY DEPOSIT: Upon execution of this Lease, Lessee shall pay to Lessor the sum of Eleven thousand eight hundred fifty three and 51/100 Dollars ($11,853.51) (the "Security Deposit") as security for Lessee's full and faithful performance of the terms, payable on the Security Deposit and it is agreed and acknowledged by Lessee that the Security Deposit is not an advance payment of rent or a measure of Lessor's damages in the event of a default by Lessee. Upon the occurrence of an Event of Default, Lessor, in its sole discretion, may deduct any Rental or other sums due hereunder from the Security Deposit. Lessee shall restore any portion of the Security Deposit. Lessee shall restore any portion of the Security Deposit so applied by Lessor within ten (10) days following notice of such application from Lessor. Within thirty (30) days following the expiration of the term of this Lease and surrender of the Premises by Lessee to Lessor, the balance of the Security Deposit then remaining, if any, shall be returned to Lessee.

          5. USE: COMPLIANCE WITH LAWS: The Premises shall be used as general office space in connection with the operation of the business of long distance phone service and for no other purpose whatsoever. Lessee shall, at its own cost and expense, procure and maintain each and every permit, license, certificate or other authorization required in connection with the lawful and proper use of the Premises by Lessee. Lessee, at its sole expense, shall promptly comply with all laws, orders, ordinances, rules and regulations of Federal, State, County and Municipal authorities and departments thereof having or asserting jurisdiction over the Premises or Lessee's use and occupancy of the Premises.

          6. INSURANCE: Lessee covenants and agrees that from and after the date of delivery of the Premises from Lessor to Lessee, and during the term of this Lease or any renewal thereof, Lessee will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

          (a) Lessee shall keep in full force and effect Comprehensive General Liability Insurance including Blanket Contractual, Personal Injury, Broad From Property Damage, Products Liability, Completed Operations, Fire Legal Liability, and Owned, Non-owned and Hired Automobile coverages, naming Lessor and Lessee, and any designee of limit for property damage and bodily injury per occurrence for any and all claims for injury or damage to persons or property or for the loss of life or of property occurring upon, in or about the Premises and the Public Portions of the Building used by Lessee, its employees, agents, contractors, customers, and invitees. Lessee shall deposit a policy or policies of such insurance, or an approved certificate thereof issued by duly authorized agents of the carriers in question, With Lessor, at least ten (10) days before the Commencement Date and renewals of same and at least thirty (30) days prior to the expiration of any existing policies. All such policies must provide that Lessor and any additional insurers be provided with thirty (30) days prior written notice of cancellation, reduction, or material change by the insurer.

           (b) Lessee shall keep in full force and effect All Risk insurance including sprinkler leakage and flood and earthquake (if flood and earthquake exposure exists) and vandalism and malicious mischief on a 100% replacement cost basis covering all contents, fixtures and improvements and such other portions of the Premises which Lessor is not responsible for restoring. Lessee shall deposit a policy or policies of such insurance, or an approved certificate thereof with Lessor, providing Lessor with thirty (30) days notice of cancellation, reduction, or material change by the insurer.

           (c) Lessee shall keep in full force and effect Workers' Compensation insurance as required by law and Employer's Liability coverage for a minimum of $100,000 per occurrence.

           (d) Lessee covenants to comply with any and all rules and regulations applicable to the Premises issued by the Board of Fire Underwriter or by any other body hereinafter constituted exercising similar functions and insurance companies writing policies covering the Premises. Lessee shall pay all costs, expenses, claims, fines, penalties and damages imposed because of failure of Lessee to comply with this Section 6 (d) and agrees to indemnify Lessor from all liability with reference thereto. Lessee shall, at its own cost and expense, procure and maintain each and every permit, license, certificate or other authorization and any renewals, extensions or continuances of the same required in connection with lawful and proper use of the Premises for Lessee's business. Lessee agrees to pay any increase in the amount of insurance premiums over and above the rate now in force that may caused by Lessee's use or occupancy of the Premises. This payment shall be addition to any amounts due Lessor pursuant to other Sections of this Lease.

           (e) Carrying the prescribed insurance will in no way be construed as either a limitation or satisfaction of the hold harmless or indemnity agreements contained in this Lease.

           (f) Lessor and Lessee shall each have included in all policies of insurance respectively obtained by them with respect to the Building and / or the Premises a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. So long as both Lessor's and Lessee's policies then in force include such mutual waiver of subrogation, Lessor and Lessee, to the fullest extent permitted by law, each waive all right of recovery against the other for and agree to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage. If such waiver of subrogation shall not be obtainable or shall be obtainable only at a premium over that chargeable without such waiver, the party seeking such waiver shall notify the other thereof in writing, and the latter shall ten (10) days in which either (i) to procure on behalf of the notifying party insurance with such waiver from a company or companies reasonably satisfactory to the notifying party or (ii) to agree to pay such additional premium (in Lessee's case, in the proportion which the rentable area of the Premises bears to the area covered by the insurance policy of Lessor in question).

          7.  LESSEE'S  ACCEPTANCE:     By taking possession thereof, Lessee
     shall be conclusively deemed to have accepted the Premises in their "as is" condition as of the Commencement Date and as suited for the use intended by Lessee as set forth in Section 5 hereof.

          8. REPAIRS. Lessee, at its expense, shall promptly make such repairs as shall be required by reason of (a) the installation, use, misuse or operation of Lessee's property in the Premises, (b) the moving of Lessee's property in or out of the Building, and (c) the misuse or neglect of Lessee or any of its subtenants or its or their employees, agents, licensees or contractors. Lessor shall not be required to make any repairs or improvements to the Premises or the Building other than the structural repairs to the Building necessary for safety and tenantability. Lessee at its expense, shall replace all scratched, damaged, or broken doors and glass in and about the Premises. Lessees shall also be responsible for all repairs, maintenance and replacement of all wall and floor coverings, sanitary and electrical fixtures and equipment in the Premises. Notwithstanding the foregoing, Lessor shall be responsible for any repairs which are required by reason of the willful or negligent acts of Lessor, its employees, agents, licensees or contractors. At the termination, for any reason, of this Lease and in addition to the obligations imposed by
     Section 22 hereof, Lessee will surrender the Premises broom clean, in good condition and repair, ordinary wear and tear excepted, with all personal property belonging to Lessee removed.

          9. NOTICE OF DAMAGE: Less shall give prompt notice to Lessor of (a) any fire or other casualty in the Premises, (b) any damage to or defect in the Premises, including the fissures, equipment and appurtenances thereof, for the repair of which Lessor might be responsible, or (c) any damage to or defect in any part of or appurtenance to the Building's sanitary, electrical, heating, air conditioning, elevator or other systems located in or passing through the Premises or any part thereof. Lessor shall have no repair obligations whatsoever absent such notice.


       10. INSPECTIONS: Lessor may enter the Premises at reasonable hours to exhibit same to prospective purchasers or tenants, to inspect the Premises to see that Lessee is complying with all obligations of Lessee hereunder, and to make repairs required of Lessor under the terms hereof or repairs or modifications to any adjoining space, Lessee shall not change the locks on any entrance to the Premises without Lessor's prior written consent.

       11. COMMON AREAS: So long as Lessee is not in default hereunder, Lessee shall have the nonexclusive right to the use of the Common Areas (as hereinafter defined) of the Building upon such conditions, rules and regulations as Lessor shall from time to time make. As used in this Lease, the term "Common Areas" shall refer to all of the Building's core corridors, passageways, entrances, elevators and any space adjacent to the Premises used for shafts, pipes, conduits, electric or other utilities.

       12. DEFAULT: The occurrence of any of the following shall constitute an event of default ("Event of Default"):

      (a) Any part of portion of Rental or any sum payable hereunder is not received by Lessor on the date the same are due hereunder;

      (b) An attempt by Lessee to assign this Lease or sublet the Premises in contravention of the provisions hereof;

      (c) The Premises are abandoned or vacated (unless as a result of fire or other casualty) even though Lessee continues to pay Rental;

      (d) Lessee, or any guarantor of Lessee's obligations under this Lease, makes an assignment for the benefit of creditors, or files a voluntary petition under any bankruptcy or insolvency law;

      (e) An involuntary petition is filed against Lessee or such guarantor under any bankruptcy or insolvency law, and such petition is not dismissed within ninety (90) days after the date of such filing;

      (f) Failure of Lessee, whether by action or inaction, to perform any of its obligations under any other Leas from Lessor or any affiliate thereof with respect to any other space; or

      (g) Failure of Lessee, whether by action or inaction, to perform any of its obligations hereunder or failure to observe any of the terms and conditions hereof (other than as set forth in items (a) (f) above) and such failure is not remedied within fifteen (15) days of written notice from Lessor specifying the nature of such failure.

          13. REMEDIES: Upon the occurrence of an Event of Default, Lessor may invoke any of the following remedies, in addition to, or in lieu of, any and all remedies available to Lessor under the laws of the State of
     Arizona:

          (a) Lessor may terminate this Lease. Upon termination, Lessee shall immediately surrender the Premises to Lessor. If Lessee fails to do so, Lessor may, without prejudice to any other remedy Lessor may have either by law or under this Lease, enter upon the Premises and remove or expel Lessee and Lessee's personal property with or without force and without being liable to Lessee in any manner whatsoever for damages therefor. Upon termination Lessee shall pay to Lessor (but not in lieu of any other damages to which Lessor may be entitled), the unamortized cost of all work performed on the Premises by Lessor in preparing the Premises for occupancy by Lessee.

     Lessor may enter the Premises and remove Lessee and its personal property, by force in necessary, without being liable to Lessee in any manner whatsoever for such acts, and may relet the Premises as agent of Lessee and receive such rent therefor. In no event however, shall Lessor be liable in any way whatsoever for its failure or refusal to relet the Premises or any paer thereof. Lessee shall remain liable to Lessor for any deficiency which may arise by reason of such reletting but shall not be entitled to any surplus so arising, except for any surplus remaining at the end of the stated term hereof.

          If this Lease is terminated by Lessor, Lessee shall pay to Lessor as additional damages (and not in lieu of any other damages to which Lessor may be entitled), the unamortized cost of all work performed on the Premises by Lessor in preparing the Premises for occupancy by Lessee and at the election of Lessor:

          (i) a sum which represents the then excess, if any, of (A) the aggregate amount of the Rental due and reserved hereunder from the date of Lessee's default to the expiration date of the fully stated term hereof over (B) the aggregate rental value of the Premises as determined by Lessor for the same period as reduced by the estimated cost of reletting the Premises, including attorneys' fees, commissions, alterations and repair costs; or


          (ii) sums equal to the Rental which would have been payable by Lessee had this Lease not been so terminated, or had Lessor not so re-entered the Premises, payable upon the due dates therefor specified herein, provided, however, that if Lessor shall relet the premises received by Lessor from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Lessor from such reletting the expenses incurred or paid by Lessor in terminating this Lease and/or in re-entering the Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers' commissions, legal fees, and all other expenses chargeable against the Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Lessee be entitled to a credit for any net rents from a reletting, except to the extent set forth hereinabove.

          If Lessor shall not be permitted to terminate this Lease as hereinabove provided because of the provisions of Title 11, of the United States Code relating to Bankruptcy as amended (the "Bankruptcy Code"), the Lessee or any trustee for Lessee agrees promptly, within no more than fifteen (15) days upon request by Lessor to the Bankruptcy Court, to assume or reject this Lease by Lessor with such Court. In such event, Lessee or any trustee of Lessee may assume this Lease only if it (I) cures or provides adequate assurance that the trustee will promptly cure any default hereunder, and (ii) compensates or provides adequate assurance that Lessee will promptly compensate Lessor for any actual pecuniary loss to Lessor resulting from lessee's default.

     .            SECURITY INTEREST: In addition to any statutory landlord's lien, Lessor is hereby granted a valid security interest to secure payment of all Rental becoming due hereunder and any amounts for damages that Lessor may sustain because of Lessee's default in performance of any provision of this Lease upon all of Lessee's property which may now or hereafter be located on or within the Premises and all proceeds thereof. Lessee shall execute such financing statements or other documents as Lessor shall require in order to perfect said security interest under the Uniform Commercial Code of the State of Arizona, Title 47, chapter 9, Ariz. Rev. State.

     15. NONLIABILITY: (a) Neither Lessor nor its employees or agents shall be liable for any damage to property of Lessee or for the loss of or damage to any property of Lessee by theft or otherwise, whether or not due to the negligence of Lessor, its agents or employees. Neither Lessor not its agents shall be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks, howsoever caused, from the pipes, appliances, plumbing works, roof street or sub-surface or from any other place, whether or not due to the negligence of Lessor, it's agents, or employees; nor shall Lessor or its employees or agents be liable for any such damage caused by other persons (including, without limitation, other tenants) in the Building or caused by construction of any private, public or quasi-public work.

     (a) Lessee agrees, irrespective of whether Lessee shall be at fault, to indemnify, defend (through counsel of Lessor's choice) and save harmless, Lessor and its partners, contractors, agents and employees from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, fines, penalties, interest and expenses (including but not limited to, reasonable counsel fees and disbursements incurred in any action or proceeding), to which Lessor or any such partner, contractor, agent or employee may be subject or suffer by reason of any liability or claim employee may be subject or suffer by reason of any liability or claim of whatsoever nature arising from or in connection with
     (I) the use and occupancy of the Premises, (ii) any work, installation or thing whatsoever done or omitted in the Premises, (iii) any condition of the Premises, or (iv) any act, omission or negligence of Lessee or any of Lessee's agents, contractors, servants, employees, subtenants, licensees, guests or invitees.

     16. LIABILITY: Neither Lessor nor any of its partners shall have any personal liability with respect to any of the provisions of this Lease, and if Lessor is in default with respect to its obligations under this Lease, Lessee agrees to look solely to Lessor's interest in the Building and Land for satisfaction of Lessee's remedies.

     17. NO ESTATE: This Lease shall create the relationship of landlord and tenant between the parties. No estate shall pass out of Lessor, and Lessee shall have only a usufruct which is not subject to levy and sale.

     18. SERVICES; So long as Lessee is not in default hereunder, Lessor shall provide the following services to the Premises:
          (a) Lessor shall provide routine janitorial services for the Premises;

          (b) Lessor shall furnish electrical service for the lighting of the Premises to building standard light levels produced by building standard fluorescent lighting fixtures and lamps provided by Lessor and for usual and normal small office machines and equipment utilizing 110 volt current; and
          (c) Lessor shall furnish seasonal air conditioning and heating from 8:00 a.m. to 6:00 p.m. Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturdays, national holidays excepted. Lessor reserves the right to prohibit the installation of additional lighting fixtures, heat generating equipment, data processing machines, ect., unless and until arrangements acceptable to Lessor to Lessor are made b Lessee to install supplementary air conditioning equipment on the premises at Lessee's cost and expense. The costs of maintaining and repairing such additional lighting, equipment, machines and supplementary air conditioning equipment shall be paid as Additional Rental by Lessee with the monthly installments of Base Rental due hereunder at such reasonable rates as are established by Lessor. Should Lessee desire either heating or air conditioning at times when such services are not furnished by Lessor under the terms of this Lease, Lessor may, but shall not be required to, furnish such services as requested by lessee, at Lessee's expense and at such hourly charge as is from time to time determined by lessor. Lessor shall not be liable for any damages directly or indirectly resulting from the interruption or curtailment of services referred to in this Section 18 the furnishing of such services. Lessor reserves the right, in addition to lessor's other rights and remedies hereunder and at law or in equity, to discontinue furnishing said services upon five (5) days written notice so long as Lessee shall be and remain in default hereunder.

         19. ASSIGNMENT AND SUBLETTING: (a) Lessee shall not sublet the Premises or any part thereof nor assign, mortgage, pledge or encumber this Lease or any interest therein, without the prior written consent of Lessor, which consent Lessor may refuse, withhold, delay and/or condition in its sole and absolute discretion
              (b) Any transfer of effective control of Lessee or any other transfer of this Lease from Lessee by merger, consolidation, liquidation by operation of law or otherwise without the prior written consent of Lessor shall be deemed a violation of this Article 19. Lessee shall not permit any business to be operated in or from the premises by any concessionaire or licensee without the prior written consent of Lessor.
              (c) Any consent by lessor to any assignment or subletting, or to the operation by a concessionaire or licensee, shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting, or operation by a concessionaire or licensee.

         20. DESTRUCTION OR DAMAGE: (A) In The event the building is damaged by fire or other perils covered by Lessor's extended coverage insurance to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof and the damages thereto are such that the Building may be repaired, reconstructed or restored within a period of ninety (90) days from the date of the happening of such casualty and Lessor receives insurance proceeds sufficient to cover the cost of such repairs, Lessor shall commence and proceed diligently wit the work of repair, reconstruction and restoration of the building (but shall not be responsible for repairing or restoring any property owned or installed by Lessee) and this Lease shall continue in full force and effect without any abatement I Rental except as may be expressly provided below. If such repair, reconstruction and restoration will require a period longer than ninety (90) days or if such damage exceeds twenty-five percent (25%) of the full insurable value thereof, or if said insurance proceeds will be insufficient to cover the cost of such repairs. Lessor may elect to so repair, reconstruct and restore the building to the extent it deems advisable and this lease shall continue in full force and effect without any abatement in Rental except as may be expressly provided below. Lessor shall give written notice to lessee of its intention to repair and restore or not repair or restore the Building within thirty (30) days from the date of any casualty, together with lessor's reasonable estimate of the period required to effect such repair. Provided Lessee is to in default hereunder, Lessee shall have the option to terminate this lease by written notice delivered to lessor within a three(30 day period from the date of receipt of Lessor's notice that it has elected to repair the Building, if the estimate period shall constitute lessee's irrevocable election not to terminate the Lease. In the event lessor elects no to restore the Building, this lease shall be deemed to have terminated as of the date of such partial destruction. Upon any termination of this lease under any of the provisions of this section 20, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to lessor except for items which have theretofore accrued and are then unpaid.

          (b) In the event of repair, reconstruction and restoration by Lessor as herein provided, the base Rental shall be abated to the extent of any rental abatement insurance proceeds attributable to the premises received by Lessor during the period of such repair, reconstruction or restoration. Lessee shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or for any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.
          (c)  Notwithstanding anything to the contrary contained in this
     Section 20, lessor shall not be obligated to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this
     Section 20 occurs during the last twelve (12) months of the term of this Lease or any extension hereof.

           21. CONDEMNATION AND EMINENT DOMAIN: In the event the whole or any part of the premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, or acquired by private purchase in lieu of condemnation, this Lease shall terminate from the date when the possession of the part so taken shall be required for such use of purpose, and the entire amount of the condemnation award attributable to such taking or condemnation shall be paid to lessor. Lessee shall have no right in and to such award or any portion thereof; such right, if any being hereby expressly waived by Lessee.

           22. ALTERATIONS AND IMPROVEMENTS: (a0 Lessee shall make no alterations, additions or improvements to any part of the Premises without Lessor's prior written consent, which may be given or withheld in lessor's absolute discretion. Lessor may impose those conditions to its consent that Lessor deems appropriate, including, without limitation, a requirement that a contractor or workman of Lessor's choice perform all work required in connection with such alteration, addition, or improvement and that, prior to the commencement of any work, Lessee pay all anticipated costs to Lessor for alter disbursement to said contractor. All alterations, additions, or improvements (or any part of them ), whether temporary or permanent in nature (except only movable office furniture0 shall, at the option of Lessor, become the property of lessor without compensation to Lessee and be surrendered with the Premises at the expiration or termination of this Lease. Notwithstanding any of the foregoing, Lessor may require Lessee to remove such alterations, additions or improvements (or any part of them) at the termination of this Lease. Lessee agrees to indemnify and hold Lessor and the Premises free from any liability, claim, lien, encumbrance or judgement created or suffered in connection with any labor services, or materials relating to such alterations, additions or improvements. Lessee shall require all contractors, subcontractors, materials suppliers rendering services or materials to waiver and release of all liens and privileges that may exist or arise for work done, all labor performed, and all materials furnished under any contract. In the event that any such waiver and release is not furnished as required, Lessor shall have the right to order the immediate cessation of any work being performed in the Premises, by such contractors or materials suppliers.

          (b) Lessee shall neither cut, drill into, disfigure, deface or injure any part of the Building, nor obstruct or permit any obstruction, alteration, addition, improvement, or installation in the Premises or the Building with first obtaining the written consent of the lessor.

          23. ATTORNEY'S FEES; lessee agrees to pay all reasonable attorney's fees and expenses lessor incurs in enforcing any of the obligations of Lessee under this Lease, or in any litigation or negotiation in which lessor shall, without its fault, become involved through or on account of this lease. These provisions shall survive the termination of this Lease.

          24. ENTIRE AGREEMENT: This Lease contains the entire agreement of the parties and no representations or agreements, oral or otherwise, between the parties not embodied hereinshall be of any force or effect. No failure of Lessor to exercise any power given Lessor hereunder, or to insist upon strict compliance by Lessee of any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Lessor's right to demand exact compliance with the terms hereof.

          25. TIME OF ESSENCE: Time is of the essence of Lessee's obligations under this Lease.

          26. RULES AND REGULATIONS: The rules and regulations attached hereto as Exhibit "C" shall be and are hereby made a part of this Lease. Lessee, its officers, partners employees and agents, will perform and abide by said rules and regulations, and any amendments, modifications, additions or substitution to said rules and regulations as may be made from time to time by Lessor.

          27. SURRENDER OF PREMISES: Upon termination of this Lease for any reason whatsoever, Lessee shall surrender the Premises and keys thereof to Lessor broom clean and in the same condition as on the Commencement Date, natural wear and tear only excepted, with all personal property of Lessee removed therefrom, subject to the provisions of Section 22. If Lessee fails to remove any personality from the Premises upon the termination of this Lease, Lessor may dispose of or store the same at its election without liability to Lessee for loss thereof and Lessee shall be liable to Lessor for the expense of such removal, disposal and/or storage. Should Lessee refuse of rail to surrender the Premises upon the expiration of the lease term or earlier termination thereof, Lessee shall be a tenant at sufferance and shall pay to Lessor on demand each month a sum equal to double the Base and Additional Rental due hereunder during such holdover period; provided, however, that there shall be no renewal of this Lease by operation of law.

     28. NOTICES: Any notice, demand, consent, authorization or other communication (collectively, a "Notice") which either party is required or may desire to give to or make upon the other party pursuant to this Lease shall be effective and valid only if in writing, signed by the party giving such Notice, and hand delivered (upon an officer, general partner or officer of a general partner of the other party if such party is not an individual) to the other party or sent by registered or certified mail of the United States Postal service, return receipt requested, addressed to the other party as follows (or to such other address or person as either party or person entitled to Notice may by Notice to the other specify):

          To Lessee:

                  ROBERT W. EDWARDS AND
                  DENISE A. EDWARDS
                  3800 North Central Avenue
                  Suite B-1
                  Phoenix, Arizona 85012

          To Lessor:

                  PHOENIX CITY SQUARE PARTNERSHIP
                  c/o MLH INCOME REALTY PERTNERSHIP V
                  225 Liberty Street
                  World Financial Center
                  South Tower, 12th Floor
                  New York, New York 10080-6112
                  Attention:      Senior Vice President
                                  Portfolio Management

                  With a copy sent concurrently to:

                  PHOENIX CITY SQUARE PARTNERSHIP
                  c/o MLH INCOME REALTY PERTNERSHIP V
                  225 Liberty Street
                  World Financial Center
                  South Tower, 12th Floor
                  New York, New York  10080-6112
                  Attention:  Senior Vice President
                  Legal Department

                  PM REALTY GROUP
                  100 West Clarendon Avenue, Suite 1710

                  Phoenix, Arizona  85013
                  ATTN:    Property Management

               Unless otherwise specified, all notices shall be deemed given when received, but if delivery is not accepted, on the earlier of the date delivery is refused or the third day after the same is deposited with the United States Postal Service.

     29. BROKER: Lessee covenants, warrants and represents that no broker except Heiple Real Estate Services, Inc. ("Broker") was instrumental in consummating this Lease and that Lessee has had no conversations or negotiations with any broker except Broker concerning the leasing of the Premises. Lessee agrees to indemnify and hold Lessor harmless against and from any claims for any brokerage commissions and all costs, expenses and liabilities, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by Lessee with any broker other than Broker.

     30. AFFIRMATIVE WAIVERS: Lessor and lessee hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other or any matter whatsoever arising out of or in any way connected with this lease, the relationship of Lessor and Lessee, Lessee's use of occupancy of the Premises, including any claim of injury or damage, and any emergency and other statutory remedy with respect thereto. Lessee shall not interpose any counterclaim in any action or proceeding for nonpayment of Base Rental and/or Additional Rental, other that a compulsory counterclaim.

     31. TERMS: "Lessor" as used in this Lease shall include Lessor its representatives, assigns and successors in title to the Premises. "Lessee" shall include Lessee, its representatives, and if this Lease shall be validly assigned or sublet, shall also include Lessee's assignees or sub-lessees, as to the Premises covered by such assignment or sublease. "Lessor" and "Lessee" include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties, and any other necessary grammatical changes required to express singular, plural, male female or neuter as applicable shall be assumed in each case to be fully expressed. The use of the terms "hereof" , hereunder", "hereinabove" and "herein" shall refer to this Lease as a whole, inclusive of the Exhibits, except when specifically noted otherwise..

     32. CONTROLLING LAW AND SEVERABILITY: The laws of the State of Arizona shall govern the interpretation, validity, performance and enforcement of this Lease. Should any term, covenant, or provision of this Lease or the application thereof be to any extent invalid or unenforceable, the remainder of this Lease or the application of such provision to circumstances other than those to which it is held invalid or unenforceable shall not be affected.

     33. SUBMISSION OF LEASE: The submission of this Lease to Lessee for examination does not constitute an offer to lease, and this Else shall be effective only upon its complete execution by both Lessor and Lessee. Execution of this Lease by Lessee and delivery of this Lease Lessor for its execution shall constitute an offer to lease to Lessor.

     34. RELOCATION OF LESSEE: In the event the Premises now or hereafter is comprised of less than 5,000 square feet of area, Lessor shall have the right, upon not less than thirty (30) days written notice, to transfer and remove Lessee from the Premises to any other space of substantially equivalent size and area in the Building or any other buildings known as Phoenix City Square located in Phoenix, Arizona. Lessor shall bear the expense of removal as well as the expense of any renovation and alteration, necessary to make the new premises conform in arrangement with the premises covered by this Lease.

     35. SPECIAL STIPULATIONS: Insofar as the special stipulations attached hereto as Exhibit "D" and by this reference made a part hereof conflict with any of the foregoing provisions, the special stipulations shall control.

     36. SUBORDINATION AND ATTORNMENT: This Lease, and all rights of Lessee hereunder, are and shall be subject and subordinate to all leases of the entire Building and/or the Land now or hereafter existing and to all security deeds which may now or hereafter affect the Land and/or the Building and to all renewals, modifications. replacements and extensions of such leases and such security deeds. While this Section 36 is self-operative and no further instrument of subordination is necessary, Lessee shall at any time or times, execute acknowledge or deliver to Lessor or any successor to the title or interest of lessor any and all instruments requested by either of them to evidence such subordination at the request of Lessor any successor to the title or interest of lessor, Lessee shall promptly execute, acknowledge and deliver any and all instruments necessary to evidence such attornment.

     37. ESTOPPEL CERTIFICATE AND FINANCIAL INFORMATION: Lessee agrees within fifteen (15) days following request by Lessor:
     (a) to execute and deliver to Lessor any documents (including an estoppel certificate) certifying (I) that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification (s) and that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, (ii) whether any renewal or expansion options contained in the Special Stipulations have been exercised,
(iii) the amount of any Security Deposit held by Lessor, (iv) that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder (or specifying such defaults if they are claimed) and (v) such other mattress as may be reasonable requested by Lessor evidencing the status of this Lease;
     (b) to deliver to Lessor current financial statements of Lessee including a balance sheet and a profit and loss statement for at 'least two (2) years, all prepared in accordance with generally accepted accounting principles consistently applied, together with an principles consistently applied, together with an opinion of a certified public accountant, if requested; and
(c) to execute and deliver to Lessor Lessee's written consent to any assignment by Lessor of this Lease. Lessee's failure to deliver an estoppel certificate within such time shall be conclusive upon Lessee that (I) this Lease is in full force and effect without modification except as may be represented by Lessor, (ii0 to lessee's knowledge, there are not uncured defaults in Lessor's performance and (iii) no rent has been paid in advance except as set forth in this Lease.

     38.PARKING: (a) Lessee shall have the non-exclusive privilege, in common with other occupants of the Building, to park vehicles in the parking facility provided by Lessor, for use by Lessee, its employees, agents, invitees and licensees, subject, however, to the rights given to other tenants of the Building, and subject to the rules and regulations propounded by lessor from time to time. Lessor shall, however, have the right to change the size, location, elevation and/or nature of the parking area upon 60 days prior written notice
     (b) Lessor reserves the right, at any time and from time to time, to close temporality all or any portions of the parking area when in Lessor's reasonable judgment any such closing is necessary or desirable 9a) to make repairs or changes or to effect construction, (b) to prevent the acquisition of public rights in such area, (C) to discourage unauthorized parking, or (d) to protect or preserve natural persons or property. Lessor may remove, at Lessee's expense, any vehicles which are parked or abandoned in violation of the rules and regulations propounded by Lessor from time to time.

     39. Tax Status: Tenant represents that it is not a tax-exempt organization as defined under Sec. 401 or Sec. 501 of the Internal Revenue Code of 1986 or a foreign entity not subject to United States taxation.

     IN WITNESS WHEREOF, the parties herein have hereunto set their respective hands, the day and year first above written.

                            LESSOR:
                            PHOENIX CITY SQUARE PARTNERSHIP

                            By:  MLH Property Managers Inc.
                            Managing General Partner

                            By: __________________________________
                            Authorized Representative

                            LESEE:
                            ROBERT W. EDWARDS AND DENISE A. EDWARDS, as husband and wife, jointly and severally

                            By: _________________________________

                            Name:  ______________________________
                                    (print)

                            By: _________________________________
                                    (print)